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                                                                     EXHIBIT 2.3





                               Dated 13th May 1998




                       THE FIRST NATIONAL BANK OF CHICAGO


                                      -and-


                                INTERFACE SYSTEMS
                              INTERNATIONAL LIMITED


                                      -and-


                             INTERFACE SYSTEMS, INC.



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                                 DEED OF RELEASE


                                    --------








                              Ashurst Morris Crisps
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA


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                               Tel: 0171-638-1111
                               Fax: 0171-972-7990



THIS DEED OF RELEASE is made on 13th May 1998

BETWEEN:-

(1) THE FIRST NATIONAL BANK OF CHICAGO acting through its office at 1 Triton Square, London, NW1 3FN (the "BANK");

(2) INTERFACE SYSTEMS INTERNATIONAL LIMITED (No: 2100227) whose registered office is at 959 Weston Road, Slough Trading Estate, Slough, Berkshire, SL1 4HR (the "COMPANY"); and

(3) INTERFACE SYSTEMS, INC. whose principal place of business is at 5855 Interface Drive, Ann Arbor, MI 48103 USA (the "PARENT").

WHEREAS:-

(A) By a Debenture dated 10 March 1997 made between the Company and the Bank ( the "DEBENTURE") the Company charged all its assets to the Bank for the payment and discharge of all monies, obligations and liabilities thereby covenanted to be paid (the "LIABILITIES").

(B) The Bank has agreed to discharge the Debenture and release all the charges therein contained.

(C) "NET PROCEEDS OF SALE" means the amount of money to be paid to the Vendor pursuant to clause 3 of the acquisition agreement in respect of the Company to be made on or about the date hereof between Fayrewood plc, the Company and the Parent, less:-

          (a) the amount withheld by Ashurst Morris Crisp in respect of their professional fees, costs and disbursements: and

          (b) an amount representing the professional fees, costs and disbursements of Barons Financial Services (UK) Limited.

          (c)      (pound)50,000 to be paid to the Company.

          in relation to the disposal of the Company.

NOW THIS DEED WITNESSES as follows:-

1.        RELEASE OF CHARGES

          The Bank hereby irrevocably releases and discharges all of the charges and other security constituted by the Debenture and irrevocably releases and discharges the


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          Company from all claims and demands it may have against the Company pursuant to the terms of the Debenture.

2.        PAYMENT TO THE BANK

2.1 The Parent and the Company hereby give absolute and irrevocable instruction to Ashurst Morris Crisp on the date hereof to pay to the bank from the Net Proceeds of Sale as soon as reasonably practicable such sum as represents the total indebtedness of the Company to the Bank secured by the Debenture.

2.2 The Parent hereby undertakes to the Bank that on the date hereof if there is a shortfall between the sum paid under clause 2.1 above and the total indebtedness of the Company to the Bank secured by the Debenture (the "Shortfall"), it will pay, or it will procure that there shall be paid as soon as reasonably practicable the Shortfall to the Bank.

3.        RE-ASSIGNMENT

The Bank hereby reassigns and re-conveys to the Company all assets and property of the Company which were assigned and/or conveyed to the Bank by way of security pursuant to the terms of the Debenture.

IN WITNESS whereof this Deed has been duly executed the day and year first before written.


Signed by:                                                    )  J. E. Barling
Authorized signatory for and on behalf of                     )
THE FIRST NATIONAL BANK OF CHICAGO                            )




Executed as a deed by                                         )  John R. Ternes
INTERFACE SYSTEMS INTERNATIONAL LIMITED                       )
Acting by and                                                 )



Executed as a deed by                                         )  John R. Ternes
INTERFACE SYSTEMS INC.                                        )
Acting by and                                                 )


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